UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 8, 2024

SBA Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Florida	001-16853	65-0716501
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

8051 Congress Avenue Boca Raton, FL	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 995-7670

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	SBAC	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2024, Brian D. Lazarus, Senior Vice President and Chief Accounting Officer of SBA Communications Corporation (the “Company”), provided notice of his intent to resign from his current title and roles at the Company and all its subsidiaries effective December 31, 2024, and retire after 18 years with the Company.

Saul Kredi, 55, has been appointed Vice President and Chief Accounting Officer of the Company effective January 1, 2025. Mr. Kredi joined the Company in November 2014 as the Company’s Corporate Controller and in February 2024 was promoted to Vice President, Corporate Controller. Prior to joining the Company, Mr. Kredi spent fourteen years in accounting leadership roles at ACS Infrastructure Development, Inc., American Media, Inc., and The Hackett Group, Inc. Prior to that, Mr. Kredi spent seven years at Deloitte, a global accounting firm.

There is no arrangement or understanding between Mr. Kredi and any other person pursuant to which Mr. Kredi has been appointed as Vice President and Chief Accounting Officer. There are no family relationships between Mr. Kredi and any of the Company’s directors and executive officers, and Mr. Kredi is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) or Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Marc Montagner
Marc Montagner
Executive Vice President and Chief Financial Officer

Date: July 10, 2024